                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated December 19, 1995 appearing on page 27 of General Automation, Inc.'s Annual Report on Form 10-K/A for the year ended September 30, 1995. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Price Waterhouse LLP
- ----------------------------
PRICE WATERHOUSE LLP

Costa Mesa, California
May 20, 1996